UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 20, 2022

Date of Report (Date of earliest event reported)

GLOBALINK INVESTMENT INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41122	36-4984573
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1180 Avenue of the Americas, 8th Floor New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-382-4605

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLLI	The Nasdaq Stock Market LLC
Warrants	GLLIW	The Nasdaq Stock Market LLC
Rights	GLLIR	The Nasdaq Stock Market LLC
Units	GLLIU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 20, 2022, Globalink Investment Inc. (the “Company”) received a comment letter (the “Comment Letter”) from the staff (the “Staff”) of the U.S. Securities and Exchange Commission (the “SEC”). The Staff noted that the Company had filed an amended Forms 10-K for the period ended December 31, 2021, and amended Forms 10-Q for the periods ended March 30, 2022 and June 30, 2022 to restate the Company’s previously issued financial statements. Accordingly, the Company was asked to file an Item 4.02 8-K indicating that the Company’s previously issued financial statements, and related audit report, should no longer be relied upon.

On November 10, 2022, the Company’s audit committee (the “Audit Committee”), based on the recommendation of, and after consultation with, the Company’s management, and as discussed with Friedman LLP (“Friedman”), the Company’s independent registered public accounting firm for the previously issued financial statements, concluded that the Company’s audited financial statements as reported in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 31, 2022 (the “Form 10-K”), the quarterly report on Form 10-Q for the period ended March 31, 2022 filed with the SEC on May 16, 2022 (the “Form 10-Q1”); and the quarterly report on Form 10-Q for the period ended June 30, 2022 filed with the SEC on August 15, 2022 (the “Form 10-Q2”) should no longer be relied upon due to the misclassification of the Company’s outstanding warrants as components of equity instead of as liabilities (the “Non-Reliance Period”). Similarly, the audit report of Friedman dated March 31, 2022 and included in the Form 10-K, and any communications describing relevant portions of the Company’s financial statements for the Non-Reliance Period, should no longer be relied upon.

As a result, the Company restated its historical financial results for the Non-Reliance Period to reflect the classification of the warrants as liabilities (the “Restatement”).

On December 5, 2022, the Company filed an amendment to the Form 10-K, an amendment to the Form 10-Q1, and an amended to the Form 10-Q2 to reflect the Restatement. Going forward, unless the Company amends the terms of its warrant agreement, the Company expects to continue to classify the warrants as a liability, which would require the Company to incur the cost of measuring the fair value of the warrant liabilities, and which may have an adverse effect on the Company’s results of operations. While the Company has not generated any operating revenues to date and will not generate any operating revenues until after completion of its initial business combination, at the earliest, the change in fair value of the warrants is a non-cash charge and will be reflected in the Company’s statement of operations. The Audit Committee and management of the Company have discussed the matters disclosed pursuant to this Item 4.02 with Friedman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2022

GLOBALINK INVESTMENT INC.

By:	/s/ Say Leong Lim
Name:	Say Leong Lim
Title:	Chief Executive Officer